As filed with the Securities and Exchange Commission on June 24, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

Lantheus Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2835	35-2318913
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

331 Treble Cove Road

North Billerica, Massachusetts 01862

(978) 671-8001

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael P. Duffy

Vice President, General Counsel and Secretary

331 Treble Cove Road, Building 600-2

North Billerica, Massachusetts 01862

(978) 671-8408

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Heather L. Emmel, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 Telephone: (212) 310-8000 Facsimile: (212) 310-8007	Marc D. Jaffe, Esq. Ian D. Schuman, Esq. Latham & Watkins LLP 885 Third Avenue New York, New York 10022 Telephone: (212) 906-1200 Facsimile: (212) 751-4864

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-196998

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	3,177,631(1)	$6.00(2)	$19,065,786	$2,215.44
(1)	This amount is in addition to the 9,078,946 shares of common stock registered under the Registrant’s registration statement originally declared effective on June 24, 2015 (File No. 333-196998) and includes shares to be sold upon exercise of the underwriters’ option to purchase additional shares.
(2)	Based on the public offering price.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the registrant’s prior registration statement on Form S-1 (Registration No. 333-196998), originally filed on June 16, 2015, as amended (together with its exhibits the “Prior Registration Statement”), which was declared effective on June 24, 2015. The Prior Registration Statement is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Billerica, Commonwealth of Massachusetts, on June 24, 2015.

LANTHEUS HOLDINGS, INC.

By:	/s/ Michael P. Duffy
Name: Title:	Michael P. Duffy Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 24, 2015.

Signature	Title	Date

* Jeffrey Bailey	President, Chief Executive Officer and Director (Principal Executive Officer)	June 24, 2015

* John K. Bakewell	Chief Financial Officer (Principal Financial Officer	June 24, 2015

* Jack Crowley	Vice President, Finance (Principal Accounting Officer)	June 24, 2015

* Brian Markison	Chairman of the Board of Directors	June 24, 2015

* David Burgstahler	Director	June 24, 2015

* Samuel Leno	Director	June 24, 2015

* Patrick O’Neill	Director	June 24, 2015

* Sriram Venkataraman	Director	June 24, 2015

*By:	/s/ Michael P. Duffy
Michael P. Duffy Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

5.1	Opinion of Weil, Gotshal & Manges LLP.

23.1*	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to the Prior Registration Statement and incorporated herein by reference).

*	Filed herewith